Exhibit 99.(f)(1)(ii)

Exhibit A

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Participation Agreement Form

1.	Election regarding Plan participation for the calendar year 2025 by ______________________________________.

(Trustee)

I hereby certify that I have been given the opportunity to participate in the Pacific Select Fund (the “Trust”) Trustees’ Deferred Compensation Plan, as amended (the “Plan”), and I understand its provisions, which are incorporated herein by reference. I choose to participate in the Plan and agree to be bound by the terms thereof.

2.           Authorization for Deferral

I hereby authorize the Trust to defer the following amount $____________ quarterly from the Compensation payable to me as Trustee.

Trustee’s Signature:      ________________________________                          Date: _____________________

Print Name:                       ________________________________

Exhibit B-1

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Initial Pay-Out Option Form For A Specified Calendar Year

Sub-Account (Deferral Year): 2025

I hereby elect the following Pay-Out Option as listed in the Trustees’ Deferred Compensation Plan for the Trust (choose one):

[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.

_____________________________

(Year Designated)

[ ] 2.	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service.

[ ] 3.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.

____________________________________________

(Year Designated)

[ ] 4.	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

_____________________________________________

(Number of Installments)

Trustee’s Signature:      ________________________________                          Date: _____________________

Print Name:                       ________________________________

Exhibit B-2

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)

Non-Grandfathered Sub-Account Sub-Account (Deferral Year):

To be effective, a change in Pay-Out Option for a Non-Grandfathered Sub-Account must be made at least twelve (12) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option. In addition, no such change in Pay-Out Option may take effect for at least twelve (12) months and must further defer receipt of the Non-Grandfathered Sub-Account at least five (5) years beyond the date pay-out would have begun under the immediately prior effective designated Pay-Out Option.

I hereby elect the following Pay-Out Option as listed in the Trustees’ Deferred Compensation Plan for the Trust (choose one):

[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.

_____________________________

(Year Designated)

[ ] 2.	Up to ten (10) annual installments beginning in January of the period commencing on the date which is at least five (5) years after pay-out would have begun under the immediately prior effective designated Pay-Out Option.

_____________________________________________

(Number of Installments)

This election will be in effect and will be used to determine how this Sub-Account is paid, unless a new properly completed Pay-Out Option Form is completed and is received by the Plan Administrator no later than the date required by the Plan.

Trustee’s Signature:      ________________________________                          Date: _____________________

Print Name:                       ________________________________

Exhibit B-3

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Change in Pay-Out Option Form (To Change A Prior Calendar Year’s Pay-Out Option)

Grandfathered Sub-Account Sub-Account (Deferral Year):

To be effective, a change in Pay-Out Option for a Grandfathered Sub-Account must be made at least six (6) months before pay-out would have begun under the immediately prior effective designated Pay-Out Option.

I hereby elect the following Pay-Out Option as listed in the Trustees’ Deferred Compensation Plan for the Trust (choose one):

[ ] 1.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred.

_____________________________

(Year Designated)

[ ] 2.	A lump sum in January of the year immediately following the year during which the Trustee experiences a Separation from Service.

[ ] 3.	A lump sum in any designated January within the ten (10) year period commencing one year after the last day of the year for which the Compensation was deferred, or in January of the year immediately following the year in which the Trustee experiences a Separation from Service, whichever is earlier.

____________________________________________

(Year Designated)

[ ] 4.	Up to ten (10) annual installments commencing in January of the year immediately following the year in which the Trustee experiences a Separation from Service.

_____________________________________________

(Number of Installments)

Trustee’s Signature:      ________________________________                          Date: _____________________

Print Name:                       ________________________________

 Exhibit C

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Designation of Credit Rate Options Form

For All Deferred Variable Compensation, All Years

Instructions: Please select the Credit Rate Option(s) and the percentage of the amount of deferred Variable Compensation (which will include your existing Account balance attributable to Variable Compensation) you wish to allocate to each Credit Rate Option (percentages must total 100%).

The amount of income, gains and losses credited under each Credit Rate Option noted below shall be equal to the total return of the Class I shares of the respective fund of Pacific Select Fund (a “Fund”) as noted below.

Designations may be made in up to five (5) Credit Rate Options at any one time, with a minimum allocation of 5% to any one Credit Rate Option. To change Credit Rate Options or percentage allocations, file a new Designation of Credit Rate Options Form (percentages must total 100%). No more than 12 change forms may be submitted per calendar year.

I hereby elect the following Credit Rate Options, in the percentages indicated below, for allocation of deferred Variable Compensation as authorized in Section II of the Deferred Compensation Participation Agreement and Section IV(B) of the Plan:

Credit Rate Options/Funds (Class I)	Percentage	Credit Rate Options/Funds (Class I)	Percentage
Fixed Income Funds:		Non-U.S. Equity Funds:
Bond Plus	_______%	Emerging Markets	_______%
Core Income	_______%	International Equity Plus Bond Alpha	_______%
Diversified Bond	_______%	International Growth	_______%
Floating Rate Income	_______%	International Large-Cap	_______%
High Yield Bond	_______%	International Small-Cap	_______%
Inflation Managed	_______%	International Value	_______%
Intermediate Bond	_______%
Managed Bond	_______%	Asset Allocation/Balanced Funds:
Short Duration Bond	_______%	ESG Diversified	_______%
		ESG Diversified Growth	_______%
Non-U.S. Fixed Income Funds:		Pacific Dynamix - Conservative Growth	_______%
Emerging Markets Debt	_______%	Pacific Dynamix - Moderate Growth	_______%
		Pacific Dynamix - Growth	_______%
U.S. Equity Funds:		Pacific Dynamix – Aggressive Growth Portfolio Optimization Conservative	_______%
Dividend Growth	_______%	Portfolio Optimization Moderate-Conservative	_______%
Equity Index	_______%	Portfolio Optimization Moderate	_______%
Focused Growth	_______%	Portfolio Optimization Growth	_______%
Growth	_______%	Portfolio Optimization Aggressive-Growth	_______%
Hedged Equity	_______%	PSF Avantis Balanced Allocation	_______%
Large-Cap Core	_______%
Large-Cap Plus Bond Alpha	_______%	Sector Funds:
Large-Cap Growth	_______%
Large-Cap Value	_______%
Mid-Cap Plus Bond Alpha	_______%	Health Sciences	_______%
Mid-Cap Growth	_______%	Real Estate	_______%
Mid-Cap Value	_______%	Technology	_______%
QQQ Plus Bond Alpha	_______%
Small-Cap Equity	_______%
Small-Cap Growth	_______%
Small-Cap Index	_______%
Small-Cap Plus Bond Alpha	_______%
Small-Cap Value	_______%
Value	_______%
Value Advantage	_______%

Exhibit C

I am aware that if the above designations are different than the designations on an existing Account for deferred Variable Compensation, such existing Account balance will be reallocated as specified above, along with any future deferred Variable Compensation.

I am also aware and agree that if a Fund closes and I fail to reallocate my interests in the related Designated Credit Rate Option prior to such Fund’s closure, my interest in such Designated Credit Rate Option shall be automatically reallocated to the Short Duration Bond Credit Rate Option.

Trustee’s Signature: _____________________________________	Date: ___________________

Print Name: ___________________________________________

Form Effective Date: November 1, 2024

Exhibit D

PACIFIC SELECT FUND

TRUSTEES’ DEFERRED COMPENSATION PLAN

Designation of Beneficiary Form

For All Deferred Compensation

I designate the following as Beneficiary(s) of my death benefit, if any:

Primary:	____________________________	Relationship:	_____________________

Address:	____________________________	Percentage:	_____________________

____________________________

____________________________

Primary:	____________________________	Relationship:	_____________________

Address:	____________________________	Percentage:	_____________________

____________________________

____________________________

Contingent:	____________________________	Relationship:	_____________________

Address:	____________________________

____________________________

____________________________

I understand that the Beneficiary(s) designated herein is/are my Beneficiary(s) with respect to the percentage of my entire Account (which may consist of both Grandfathered Sub-Accounts and Non-Grandfathered Sub-Accounts) as noted above. I understand and agree that I am responsible for advising the Plan Administrator of changes in status of the Beneficiary(s) designated herein (e.g., death, name change, address change, etc.).

Trustee’s Signature:	Date: _____________________

Print Name:

Witness’ Signature:

Print Name: